Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement to Form S-1 of our report dated October 24, 2023, relating to the financial statements of Agriculture and Natural Solutions Acquisition Corporation (f/k/a Decarbonization Plus Acquisition Corporation V), which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 24, 2023